EXHIBIT 23.1

     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying
First Post-Effective Amended Registration Statement on Form S-8 for PayStar
Corporation, of our report dated March 30, 2001, relating to the financial statements of PayStar Corporation and Subsidiaries for the year ended December
31, 2000, including the balance sheet of PayStar Corporation and Subsidiaries at December 31, 2000,and the related statements of operations, stockholders'
equity, and cash flows for the years ended December 31, 2000 and 1999.

Andersen Andersen & Strong, L.C.

/s/ L. R. Andersen

Salt Lake City, Utah
September 28, 2001